UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34166	94-3008969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2019, SunPower Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and BofA Securities, Inc., acting as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering and sale (the “Offering”) of 22,000,000 shares of the Company’s common stock, par value $0.001 per share (“Shares”), at a price to the public of $7.00 per share. As a component of the Offering, the Company granted the Underwriters, and the Underwriters have exercised in full, a 30-day option to purchase up to an additional 3,300,000 Shares from the Company.

The Offering was registered under the Securities Act of 1933 pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-233857). In connection with the Offering, copies of the Underwriting Agreement, an opinion of Jones Day and related consent are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

On November 21, 2019, Total Solar INTL SAS (“Total”) notified the Company that it intends to acquire voting stock of the Company within the applicable Grace Period (as such term is defined in the Affiliation Agreement, dated April 28, 2011 and amended from time to time, by and between us and Total (the “Affiliation Agreement”)) in such amount as to maintain at least a 50% beneficial ownership of the voting stock of the Company through open market purchases or privately negotiated purchases. Pursuant to Section 3.1(b)(iii)(B) of the Affiliation Agreement, Total will be deemed to have beneficial ownership of at least 50% of the voting stock of the Company during the Grace Period of nine months. Accordingly, although Total’s ownership of the outstanding voting stock of the Company fell below 50% as a result of the Offering, during the Grace Period Total will continue to be entitled to, among other items, designate directors as if it actually held more than 50% of the voting stock of the Company, exercise the stockholder approval rights in Section 4.3 of the Affiliation Agreement, and stockholders may still act by written consent. Total has indicated that it has reserved the right to change its intention to purchase voting stock of the Company in the future.

As a result of the Offering, Total’s ownership of the outstanding voting stock of the Company fell below 50% and the Company no longer qualifies as a “controlled company” within the meaning of the NASDAQ corporate governance requirements. Accordingly, the Company will comply with the phase-in schedule as provided by NASDAQ Rule 5615(c). Total may acquire sufficient voting stock of the Company during the Grace Period such that the Company may again qualify as a “controlled company” within the meaning of the NASDAQ corporate governance requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 20, 2019, by and among the Company, Goldman Sachs & Co. LLC and BofA Securities, Inc., acting as representatives of the several underwriters named therein.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

By:	/s/ Kenneth L. Mahaffey
Name:	Kenneth L. Mahaffey
Title:	Executive Vice President and General Counsel

Date: November 25, 2019